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                                                                      Exhibit 11
                                 ELEK-TEK, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
              (Dollars in thousands, except per share information)




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

                                                            Three Months Ended June 30,        Six Months Ended June 30,
                                                       --------------------------------  -------------------------------
                                                             1996            1995             1996              1995
                                                       ---------------    -----------    -------------    --------------
PRIMARY EARNINGS (LOSS)  PER COMMON SHARE

Net earnings (loss)                                     $    (6,340.00)   $    555.00    $   (6,899.00)   $    1,164.00
Weighted average common shares outstanding                   6,300,000      6,300,000        6,300,000        6,300,000

Primary earnings (loss) per common share                $        (1.01)       $  0.09    $       (1.10)   $        0.18

- ------------------------------------------------------------------------------------------------------------------------

FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE

Net earnings (loss)                                     $    (6,340.00)   $    555.00    $   (6,899.00)   $    1,164.00

Weighted average common shares outstanding                   6,300,000      6,300,000        6,300,000        6,300,000
Stock options assumed to be exercised                                0              0                0                0
                                                       ---------------    -----------    -------------    --------------
Weighted average common shares outstanding,
 as adjusted                                                 6,300,000      6,300,000        6,300,000        6,300,000
                                                       ---------------    -----------    -------------    --------------
                                                       ---------------    -----------    -------------    --------------

Fully diluted earnings (loss) per common share          $        (1.01)   $      0.09    $       (1.10)   $        0.18

- ------------------------------------------------------------------------------------------------------------------------

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There were 271,500 and 333,500 stock options outstanding in 1995 and 1996 respectively, which have not been included in the earnings per share calculation in the applicable years as the exercise price was below market price.


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